Southern New England Telecommunications Corporation

                                 $470,000,000

                          Medium-Term Notes, Series 2
                        Due From Three to Thirty Years
                              From Date of Issue

                           Selling Agency Agreement


                                                     June __, 1995
                                                     New York, New York


Lehman Brothers Inc.
3 World Financial Center
200 Vesey Street
New York, New York  10285

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

               Southern New England Telecommunications Corporation, a Connecticut corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $470,000,000 aggregate principal amount of its Medium-Term Notes, Series 2, Due from Three to Thirty Years from Date of Issue (the "Notes"). The Notes will be issued under an indenture (the "Indenture") dated as of July 10, 1991 between the Company and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). Unless otherwise provided in a supplement to the Prospectus Supplement, the Notes will be issued in minimum denominations of $100,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

               1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (e) hereof.

               (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 33-________), including a basic prospectus, which has become effective, for the registration under the Act of $470,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

               (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

               (c) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder.

               (d) Neither the issuance or sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's Restated Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties.

               (e) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

               2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

               On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its commercially reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

               The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

               The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

               Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained.
The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

               (b) Except as provided herein, whenever the Company and any Agent determines that the Company shall sell Notes directly to such Agent as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and such Agent, any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Exhibit B) is herein referred to as a "Terms Agreement". The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the applicable terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, any applicable discounts or commissions, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment, any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accountants, pursuant to Section 6(b) and any other terms agreed to by the Company and the Purchaser. Such Terms Agreement shall also specify the period of time referred to in Section 4(m).

               Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the respective Terms Agreement.

               3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

               4.  Agreements.  The Company agrees with you that:

               (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b),
         (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase
         Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this
         Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder;

               (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company, any proposal to downgrade the rating of the Notes or any other debt securities of the Company, or any public announcement that any of the debt securities of the Company have been placed on what is commonly termed a "watch list" for possible downgrading, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement;

               (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

               (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request;

               (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors;

               (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request;

               (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket expenses (including without limitation advertising expenses) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement;

               (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be a reconfirmation to you of the representations and warranties of the Company in Section 1(a);

               (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

               (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

               (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items;

               (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper; and

               (n) The Company will apply the proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" in the Prospectus.

               5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); the Indenture shall be qualified under the Trust Indenture Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

               (b) The Company shall have furnished to each Agent the opinion of the General Counsel of the Company, dated the Execution Time, to the effect that:

                     (i) the Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                  (ii) the Notes conform to the description thereof contained in the Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the fourth sentence of Section 1(a) of this Agreement);

                  (iii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                   (iv) to the best knowledge of such counsel, there is no
               pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                     (v) the Registration Statement has become effective under
               the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that the Registration Statement at the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     (vi) each document or portion thereof incorporated by
               reference in the Registration Statement or the Prospectus (other than financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complies as to form in all material respects with the applicable requirements of the Exchange Act and the rules thereunder;

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                 (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

                   (ix) neither the execution and delivery of the Indenture,
               the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the restated certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or bound, or any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company; and

                   (x) the statements in the Prospectus under the captions
               "Description of the Notes" and "Plan of Distribution", in the Registration Statement under Item 15 and in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Connecticut or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. In rendering the opinions with respect to the matters covered by clause (v) above, such counsel may state that their opinion and belief are based upon the procedures specified in such opinion but are otherwise without independent check or verification. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered;

               (c) The Company shall have furnished to each Agent the opinion of Day, Berry & Howard, tax counsel to the Company, dated the date hereof, in which such counsel confirms as its opinion the statements contained in the Prospectus under the caption "Taxation";

               (d) Each Agent shall have received from Davis Polk & Wardwell, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters, provided that as to matters governed by the laws of the State of Connecticut, the opinion of such counsel may rely on the opinion given pursuant to subparagraph (b);

               (e) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:


                     (i) the representations and warranties of the Company in
               this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                   (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (f) At the Execution Time, Coopers & Lybrand L.L.P. (or other auditors to the Company) shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, as amended or supplemented; and

               (g) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

               If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

               The documents required to be delivered by this Section 5 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Agents, at 450 Lexington Avenue, New York, New York, on the date hereof.

               6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all applicable covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

               (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement),
         (ii) the opinion of the General Counsel of the Company, dated as of the Closing Date, to the effect set forth in Section 5(b), (iii) the opinion of Day, Berry & Howard, dated as of the Closing Date, to the effect set forth in Section 5(c), (iv) the opinion of Davis Polk & Wardwell, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (v) letter of Coopers & Lybrand L.L.P., independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(f); and

               (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company shall have occurred the effect of which is, in the reasonable judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note.

               8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have.

               (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable under this Agreement with respect to any settlement made by any indemnified party without prior written consent by the indemnifying party to such settlement.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

               9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a),
Section 4(h), Section 8 and Section 10.

               (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York or Pacific Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Purchaser, impracticable to market such Notes or (iv) if the rating assigned by the nationally recognized securities rating agency to any debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading.

               10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

             11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 227 Church Street, New Haven, Connecticut 06506, attention of the Treasurer.

             12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

             13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

             14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.



               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.



                                    Very truly yours,

                                    Southern New England
                                       Telecommunications Corporation


                                    By
                              Vice President & Treasurer



The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Lehman Brothers Inc.


By
   Managing Director



(Goldman, Sachs & Co.)



Salomon Brothers Inc.


By






                                   EXHIBIT A



             Southern New England Telecommunications Corporation

                  Medium-Term Note Administrative Procedures

                                   June 1995



               The Medium-Term Notes, Series 2, Due from Three to Thirty Years from Date of Issue (the "Notes") of Southern New England Telecommunications Corporation (the "Company") are to be offered on a continuing basis. Lehman Brothers Inc., Goldman, Sachs & Co. and Salomon Brothers Inc, as agents (each an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the Agents dated the date hereof (the "Agency Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). Shawmut Bank Connecticut, National Association is the trustee (the "Trustee") under the Indenture covering the Notes (the "Indenture").

               Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Except in the Company's sole discretion or if DTC is unwilling or unable to continue as depository and a successor depository is not appointed by the Company in 90 days, an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

               The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

               Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement, as the case may be, shall control.


                                    PART I

                         Administrative Procedures for
                               Book-Entry Notes


               In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of

Representations from the Company and the Trustee to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                  On any date of settlement (as defined under
                           "Settlement" below) for one or more Book-Entry
                           Notes, the Company will issue a single global security (or more than one, if DTC requires it) in fully registered form without coupons (a "Global
                           Security") representing up to $470,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment
                           Dates, Regular Record Dates, Interest Payment
                           Period, redemption provisions, if any, Maturity
                           Date, and interest rate (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global
                           Security and (ii) following a consolidation of Global Securities, with respect to the Global
                           Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                           Security.  No Global Security will represent any
                           Certificated Note.

Identification             The Agent, on behalf of the
Numbers:                   Company, has arranged with the CUSIP Service Bureau
                           of Standard & Poor's Corporation (the "CUSIP
                           Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and the Company has delivered to the Trustee and DTC a written list of such CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B".
                           DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional
                           CUSIP numbers to the Trustee and DTC.

Registration:              Global Securities will be issued only in fully
                           registered form without coupons.  Each Global
                           Security will be registered in the name of CEDE &
                           CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished
                           by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                 Upon receipt of written instructions by the
                           Company, the Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                           Outstanding Global Securities that represent
                           Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global
                           Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement
                           Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                           Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                           Securities to be exchanged will no longer be valid.
                           On the specified exchange date, the Trustee will exchange such Global Securities for a single Global
                           Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                           Notwithstanding the foregoing, if the Global
                           Securities to be exchanged exceed $470,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $470,000,000 of principal amount of the exchanged
                           Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                           Securities (see "Denominations" below).

Maturities:                Each Book-Entry Note will mature on a date not less
                           than three years nor more than thirty years after the settlement date for such Note.

Denominations:             Unless otherwise provided in a supplement to the
                           Prospectus Supplement, Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                  General.  Interest, if any, on each Book-Entry Note
                           will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and the Indenture. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity or the date fixed for redemption (the "Redemption Date") (other than a
                           Maturity or the Redemption Date of a Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                           Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                           Corporation.

                           Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                           Interest Payment Dates. Unless otherwise specified pursuant to Settlement Procedure "A" below or the applicable Pricing Supplement, interest payments on Book-Entry Notes will be made semiannually on February 15 and August 15 of each year, and at Maturity or the Redemption Date; provided, however, that in the case of a Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                           Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.

Calculation of             Interest on Book-Entry Notes
Interest:                  (including interest for partial periods) will be
                           calculated on the basis of a 360-day year of twelve
                           30-day months.

Payments of                Payment of Interest Only.  Promptly
Principal and              after each Regular Record Date, the
Interest:                  Trustee will deliver to the Company
                           will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or the Redemption Date) and the total of such amounts.
                           DTC will confirm the amount payable on each Global
                           Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The
                           Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest
                           Payment Date (other than at Maturity or the Redemption Date), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                           Payments at Maturity or on the Redemption Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or the Redemption Date of such Global Security. On or before Maturity or the Redemption Date, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, premium, if any, together with interest due at such Maturity or Redemption Date. The Trustee following receipt of such funds from the Company will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity or Redemption Date of a Global Security representing Book-Entry Notes is not a Business
                           Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity or Redemption Date.
                           Promptly after payment to DTC of the principal, premium, if any, and interest due at Maturity or on the Redemption Date of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, the Trustee will deliver to the Trustee a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

                           Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Securities on any Interest Payment Date or at Maturity or on the Redemption Date shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M.(New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee or by wire transfer to the Trustee. The Company will confirm any such instructions in writing to the Trustee.
                           The Trustee will, following receipt of such funds from the Company, pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal, premium, if any, (together with interest thereon) due on a Global Security on such date of Maturity or on the Redemption Date. On each Interest Payment Date (other than at Maturity or on the Redemption Date), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and

                           DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer or as paying agent), nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate         The Company and the Agents will
Setting and                discuss from time to time the
Posting:                   aggregate principal amount of, the issuance price
                           of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and             Unless otherwise instructed by the
Rejection of               Company, each Agent will advise the
Orders:                    Company promptly by telephone of all orders to
                           purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.
                           Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.


Preparation of             If any order to purchase a Book-Entry
Pricing                    Note is accepted by or on behalf of
Supplement:                the Company, the Company will prepare a pricing
                           supplement (a "Pricing Supplement") reflecting the terms of such Book-Entry Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule
                           424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the
                           "Presenting Agent"). The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.
                           In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of              Subject to the Company's representations
Solicitation;              warranties and covenants contained in
Amendment or               the Agency Agreement, the Company may
Supplement:                instruct the Agents to suspend at any
                                           time, for any period of time or
                           permanently, the solicitation of orders to purchase
                           Book-Entry Notes.  Upon receipt of such
                           instructions from the Company, the Agents will forthwith suspend solicitation of offers until such time as the Company has advised them that such solicitation may be resumed.

                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                           If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For             When the Company has determined to
Rate Changes:              change the interest rates of Book-Entry Notes being
                           offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates.
                           At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only
                           "indications of interest" may be recorded. Within two Business Days after any sale of Book-Entry
                           Notes, the Company will file with the Securities and Exchange Commission a Pricing Supplement to the Prospectus relating to such Book-Entry Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing
                           Supplement to the Agents.

Delivery of                A copy of the Prospectus and a Pricing Prospectus:
              Supplement relating to a Book-Entry
                           Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry
                           Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                           Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry
                           Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:              For each order to purchase a
                           Book-Entry Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting
                           Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                The receipt by the Company of
                           immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry
                           Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement                 Settlement Procedures with regard to
Procedures:                each Book-Entry Note sold by the
                           Company through any Agent, as agent, shall be as follows:

                           A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                                 1.    Principal amount.

                                 2.    Maturity Date.

                                 3.    Interest Rate.

                                 4.    Interest Payment Dates.

                                 5.    Redemption provisions, if any.

                                 6.    Settlement date.

                                 7.    Price.

                                 8.    Presenting Agent's commission,
                                       determined as provided in Section 2 of
                                       the Agency Agreement.

                                 9.    Whether such Book-Entry Note is issued
                                       at an original issue discount and, if
                                       so, the total amount of OID, the yield
                                       to maturity and the initial accrual
                                       period OID.

                                 10.   The Presenting Agent's participant
                                       account number with DTC.

                           B.    The Company will assign a CUSIP
                                 number to the Global Security representing such Book-Entry Note and then advise the Trustee by electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of, and the participant account number maintained at DTC for, the Presenting Agent. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Book-Entry Note, and the Global Security representing such Book-Entry Note, will conform with the terms of the Indenture, (iii) after giving effect to the issuance of such Book-Entry Note and any other Securities (as defined in the Agency Agreement) to be issued on or prior to the settlement date for the sale of such Book-Entry Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statement (as defined in the Agency
                                 Agreement) and (iv) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes issued under the Indenture will not exceed $470,000,000 (except for Global Securities or Notes authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of Global Securities or Notes, as the case may be, pursuant to Sections 2.04, 3.05, 3.06, 3.07, or 9.03 of the Indenture).

                           C.    The Trustee will enter a pending
                                 deposit message through DTC's Participant
                                 Terminal System providing the following
                                 settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

                                 1.    The information set forth
                                       in Settlement Procedure "A".

                                 2.    Initial Interest Payment Date
                                       for such Book-Entry Note, number of
                                       days by which such date succeeds the
                                       related Regular Record Date and amount
                                       of interest payable on such Interest
                                       Payment Date.

                                 3.    The Interest Payment Period.

                                 4.    CUSIP number of the Global
                                       Security representing such Book-Entry
                                       Note.

                                 5.    Whether such Global Security
                                       will represent any other Book-Entry
                                       Note (to the extent known at such time).

                                 6.    Numbers of the participant
                                       accounts maintained by DTC on behalf of
                                       the Trustee and the Agent.

                           D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                           E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                           F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                           G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between the Trustee and DTC.

                           H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G", credit to an account of the Company maintained at the Trustee Bank funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G".

                           K.    The Presenting Agent will confirm the
                                 purchase of such Book-Entry Note to the
                                 purchaser either by transmitting to the
                                 Participants with respect to such Book-Entry
                                 Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement                 For orders of Book-Entry Notes
Procedures                 solicited by any Agent and accepted by
Timetable:                 the Company for settlement on the
                           first Business Day after the sale date, Settlement
                           Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                           Settlement
                           Procedure           Time

                                 A       11:00 A.M. on the sale
                                                       date
                                 B       12:00 Noon on the sale
                                                       date
                                 C        2:00 P.M. on the sale
                                                       date
                                 D        3:00 P.M. on the day
                                                    before settlement
                        E        9:00 A.M. on settlement
                                                       date
                                 F       10:00 A.M. on settlement
                                                       date
                               G-H       2:00 P.M. on settlement
                                                       date
                                 I       4:45 P.M.  on settlement
                                                       date
                               J-K       5:00 P.M. on settlement
                                                       date

                           If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively.
                           Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.
                           If settlement of a Book-Entry Note is rescheduled or canceled, the Company will, as soon as practicable, give the Trustee notice to such effect, and the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M.
                           on the Business Day immediately preceding the scheduled settlement date provided the Trustee has received such notice from the Company by noon on the Business Day immediately preceding the settlement date.

Failure to Settle:         If the Trustee fails to enter an SDFS deliver order
                           with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Trustee may upon approval of the Company deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry
                           Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and the Trustee will make appropriate entries in its records. The
                           CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                           Security and shall bear the CUSIP number of the surrendered Global Security.
                           If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent will promptly advise the Trustee and may enter SDFS deliver orders through DTC's Participant Terminal
                           System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively.
                           Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency
                           Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to             Nothing herein shall be deemed to
Risk Funds:                require the Trustee to risk or expend its own funds
                           in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of            No Agent will have any obligation
Signatures:                or liability to the Company or the Trustee in
                           respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of                 Each Agent shall forward to the
Expenses:                  Company, on a monthly basis, a statement of the
                           reasonable out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The
                           Company will remit payment to the Agents currently on a monthly basis.

Advertising                The Company will determine with the
Costs:                     Agents the amount of advertising that may be
                           appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.


                                              PART II
               Administrative Procedures for Certificated Notes

            The Trustee will serve as registrar and transfer agent
                  in connection with the Certificated Notes.



Issuance:                  Each Certificated Note will be dated and issued as
                           of the date of its authentication by the Trustee.
                           Each Certificated Note will bear an Original Issue
                           Date, which will be (i) with respect to an original
                           Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:              Certificated Notes will be issued only in fully
                           registered form without coupons.

Transfers and              A Certificated Note may be presented
Exchanges:                 for transfer or exchange at the
                           principal corporate trust office in the City of New
                           York of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated
                           Notes will not be exchangeable for Book-Entry Notes.

Maturities:                Each Certificated Note will mature on
                           a date not less than three years nor more than thirty years after the settlement date for such Note.

Denominations:             The denomination of any Certificated
                           Note will be a minimum of $100,000 or any amount in excess thereof that is an integral multiple of $1,000, except that upon the exchange of a Global
                           Security for individual Notes, Notes may be issued in denominations of $1,000 or integral multiplies thereof.

Interest:                  General.  Interest, if any, on each
                           Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and the Indenture. Unless otherwise specified therein, each payment of interest on a Certificated
                           Note will include interest accrued to but excluding the Interest Payment Date or to but excluding
                           Maturity or the Redemption Date (other than a Maturity or the Redemption Date of a Certificated
                           Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                           Regular Record Dates. The Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                           Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below or in the applicable Pricing Supplement, interest payments on Certificated Notes will be made semiannually on February 15 and August 15 of each year, and at Maturity or the Redemption Date; provided, however, that in the case of a Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of             Interest on Certificated Notes
Interest:                  (including interest for partial
                           periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of                The Trustee will, following receipt
Principal and              of funds from the Company, pay the
Interest:                  principal amount and premium, if any,
                           of each Certificated Note at Maturity
                           or the Redemption Date upon presentation of such Certificated Note to the Trustee. Such payment, together with payment of interest due at Maturity or the Redemption Date of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note. Certificated Notes presented to the Trustee at Maturity or the Redemption Date for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Maturity or the Redemption Date) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of $10,000,000 or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars. Following each Regular
                           Record Date and Special Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest
                           Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity or the Redemption Date will be payable to the Person to whom the payment of principal and premium, if any, is payable. The Trustee will provide monthly to the Company lists of principal, premium, if any, and interest, to the extent ascertainable, to be paid on Certificated Notes maturing (on a Maturity or Redemption Date or otherwise) in the next month.

                           The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                           If any Interest Payment Date for or the Maturity or the Redemption Date of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity or the Redemption Date, as the case may be.

Procedure for Rate         The Company and the Agents will
Setting and                discuss from time to time the
Posting:                   aggregate principal amount of, the
                           issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and             Unless otherwise instructed by the
Rejection of               Company, each Agent will advise the
Orders:                    Company promptly by telephone of all
                           orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

Preparation of             If any order to purchase a
Pricing                    Certificated Note is accepted by or on
Supplement:                behalf of the Company, the Company
                           will prepare a pricing supplement (a "Pricing
                           Supplement") reflecting the terms of such Certified
                           Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent"). The
                           Presenting Agent will cause a Prospectus and Pricing
                           Supplement to be delivered to the purchaser of such Certificated Note.
                           In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of              Subject to the Company's representa-
Solicitation;              tions, warranties and covenants
Amendment or               contained in the Agency Agreement, the
Supplement:                Company may instruct the Agents to
                           suspend at any time for any period of time or permanently, the solicitation of orders to purchase
                           Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.
                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing
                           Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.
                           If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for              When the Company has determined to
Rate Changes:              change the interest rates of
                           Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded. Within two business days after any sale of Notes, the Company will file with the Securities and Exchange Commission a Pricing Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of                A copy of the Prospectus and a Pricing
Prospectus:                Supplement relating to a Certificated
                           Note must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated
                           Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated
                           Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:              For each order to purchase a
                           Certificated Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                The receipt by the Company of
                           immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement".
                           All Orders accepted by the Company will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement                 Settlement Procedures with regard to
Procedures:                each Certificated Note sold by the
                           Company through any Agent, as agent, shall be as follows:

                           A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                                 1. Name in which such Certificated Note is to be registered ("Registered Owner").

                                 2.    Address of the Registered Owner and
                                       address for payment of principal and
                                       interest.

                                 3.    Taxpayer identification number
                                       of the Registered Owner (if available).
                                 4.    Principal amount.

                                 5.    Maturity Date.

                                 6.    Interest Rate.

                                 7.    Interest Payment Dates.

                                 8.    Redemption provisions, if any.

                                 9.    Settlement date.

                                 10.   Price.

                                 11.   Presenting Agent's commission,
                                       determined as provided in Section 2 of
                                       the Agency Agreement.

                                 12.   Whether such Certificated Note is
                                       issued at an original issue discount
                                       ("OID"), and, if so, the total amount
                                       of OID, the yield to maturity and the
                                       initial accrual period OID.

                           B.    The Company will advise the Trustee by
                                 electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Certificated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Certificated Note will conform with the terms of the Indenture, (iii) after giving effect to the issuance of such Certificated Note and any other Securities (as defined in the Agency Agreement) to be issued on or prior to the settlement date for the sale of such Certificated Note, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of Securities registered under the Registration Statement (as defined in the Agency Agreement) and (iv) upon authentication and delivery of such Certificated Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed $540,000,000 or the equivalent thereof in other currencies (except for Global Securities or Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Global Securities or Notes, as the case may be, pursuant to Sections 2.04, 3.05, 3.06, 3.07, or 9.03 of the Indenture).

                           C. The Company will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by Company, the Agents and the
                                 Trustee:

                                 1.    Certificated Note with customer
                                       confirmation.

                                 2.    Stub One - For Trustee.

                                 3.    Stub Two - For Agent.

                                 4.    Stub Three - For the Company.

                           D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting
                                 Agent, and the Presenting Agent will
                                 acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Presenting Agent for payment to the account of the Company at Shawmut Bank Connecticut, National Association, 777 Main Street, Hartford, Connecticut 06115, in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Presenting Agent's commission. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                           E.    The Presenting Agent will deliver
                                 such Certificated Note (with the
                                 confirmation) to the customer against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                           F. The Trustee will send Stub Three to the Company by first-class mail.

Settlement                       For orders of Certificated Notes
Procedures                       solicited by any Agent, as agent,
Timetable:                       and accepted by the Company,
                                                 Settlement Procedures "A"
                                 through "F" set forth above shall be
                                 completed on or before the respective times
                                 (New York City time) set forth below:


                                 Settlement
                                 Procedure           Time

                                       A           2:00 P.M. on the day
                                                         before
                                                         settlement
                                       B-C         3:00 P.M. on the day
                                                         before
                                                         settlement
                                       D           2:15 P.M. on
                                                         settlement
                                                         date
                                       E           3:00 P.M. on
                                                         settlement
                                                         date
                                       F           5:00 P.M. on
                                                         settlement
                                                         date

Failure to                 If a purchaser fails to accept
Settle:                    delivery of and make payment for any
                           Certificated Note, the Presenting Agent will notify the Company and the Trustee by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated
                           Note in accordance with the Indenture and so advise the Company and the Trustee, and the Trustee will make appropriate entries in its records.

Authenticity of            No Agent will have any obliga-
Signatures:                tion or liability to the Company
                           or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of                 Each Agent shall forward to the
Expenses:                  Company, on a monthly basis, a
                           statement of the reasonable out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising Costs          The Company will determine with the
                           Agents the amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company.





                                  SCHEDULE I




               The following schedule is for the Notes sold on an agency basis. The fees, discounts or commissions applicable to any sale pursuant to a Terms Agreement will be set forth in such Terms Agreement.



Commissions:

               The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:


                 Term                              Commission Rate

3 years to less than 4 years                             .450%
4 years to less than 5 years                             .525%
5 years to less than 10 years                            .625%
10 years to less than 12 years                           .650%
12 years to less than 15 years                           .675%
15 years to less than 20 years                           .750%
20 years to 30 years                                     .875%


Address for Notice to you:

               Notices to Lehman Brothers Inc. shall be directed to it at 3 World Financial Center, 12th Floor, NY, NY 10285-1200, Attention of the Medium-Term Note Department.

               Notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention of the Medium-Term Note Desk.

               Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department.




                                                         EXHIBIT B




             Southern New England Telecommunications Corporation


                          Medium-Term Notes, Series 2

                Due from Three to Thirty Years from Date of Issue

                                TERMS AGREEMENT


                                                   ________, 199__


Southern New England
  Telecommunications Corporation
127 Church Street, 10th Floor
New Haven, Connecticut  06510

Attention:  Treasurer

Dear Sirs:

               Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated June __, 1995, among Lehman Brothers Inc., Goldman, Sachs & Co. and Salomon Brothers Inc. and you, the undersigned agrees to purchase the following Notes of Southern New England Telecommunications Corporation:


Aggregate Principal Amount:

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Price to Public:                  % of Principal Amount [plus
                                       accrued interest from

                                                   , 199 ]

Underwriting Discount:

Price to Company:

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

The documents referred to in
clauses (i)-(v) of Section 6(b) of
the Agreement shall be delivered in
connection with this Terms Agreement.

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Agreement:



                                       [Purchaser]

                                       By:

Accepted:


Southern New England
  Telecommunications Corporation


By: